BNY FINANCIAL CORPORATION
                           1290 Avenue of the Americas
                            New York, New York 10104


                                                                 August 23, 1999

SIGNAL APPAREL COMPANY, INC.
500 7th Avenue, 7th Floor
New York, New York  10018

                    RE:  Waiver

Gentlemen:

     Reference is made to the Revolving Credit, Term Loan and Security Agreement, dated March 12, 1999 (as amended from time to time, the "Credit Agreement") by and among SIGNAL APPAREL COMPANY, INC. ("Borrower") and BNY FINANCIAL CORPORATION, as Agent (in such capacity, "Agent") for the lenders ("Lenders") parties from time to time to the Credit Agreement. All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

     1. The Borrower has advised Lender that, for the fiscal quarter ending July 3, 1999, its (i) Tangible Net Worth was less than ($67,000,000), the minimum Tangible Net Worth permitted as of July 3, 1999 under Section 6.5 (Tangible Net Worth) of the Credit Agreement; (ii)Current Ratio was less than 0.7:1.00, the minimum Current Ratio permitted as of July 3, 1999 under Section 6.6 (Current Ratio) of the Credit Agreement; (iii) Working Capital was less than ($3,000,000), the minimum Working Capital permitted as of July 3, 1999 under
Section 6.7 (Working Capital) of the Credit Agreement; and (ii) net loss, excluding any extraordinary or non-recurring items, was greater than ($2,750,000), the maximum net loss excluding any extraordinary or non-recurring items permitted as of July 3, 1999 under Section 6.13(a) (Additional Financial Convents) of the Credit Agreement. As a result of such noncompliance, Events of Default have occurred under Section 10.2 of Article X (Events of Default) of the Credit Agreement (the "Subject Events of Default"). Borrowers have requested Lender to waive the Subject Events of Default, and Lender hereby waives the Subject Events of Default.

     2. The Borrower hereby acknowledges, confirms and agrees that all amounts charged or credited to the Borrower's account as of July 30, 1999 are correct and binding upon the Borrower and that all amounts reflected to be due and owing in the Borrower's account as of August 23, 1999 are due and owing without defense, setoff, offset, recoupment, claim or counterclaim. Furthermore, Borrower hereby also irrevocably releases and forever discharges Agent and Lenders and each of Agent's and Lenders' respective affiliated concerns, as well as all of Agent's and Lenders' respective directors, officers, employees, shareholders and agents from any and all liabilities, demands, obligations, causes of action and other claims, of every kind, nature and description, known and unknown, which Borrower now has or may hereafter have, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date hereof.

     3. Except as specifically set forth herein, no other changes or modifications to the Credit Agreements are intended or implied, and, in all other respects, the Credit Agreement shall continue to remain in full force and effect in accordance with its terms as of the date hereof. Excepts as specifically set forth herein, nothing contained herein shall evidence a waiver or amendment by Agent of any other provision of the Credit Agreement, or a waiver of your compliance with any of the specific covenants set forth above for any other time period. Without limiting the foregoing, nothing herein contained shall or shall be deemed to, waive any Event of Default of which Agent does not have actual knowledge as of the date hereof, or any event or circumstance which with notice or passage of time, or both, would constitute an Event of Default. Agent may, in its sole discretion, waive any of or such other Events of Default, but only in a specific writing signed by Agent.

     4. In consideration of the waiver given by Agent and Lender's herein, Borrowers agrees to pay a non-refundable waiver fee to Agent, for the benefit of Lenders in the amount of $40,000, which fee shall be fully earned as of the date hereof.

     5. The terms and provisions of this agreement shall be for the benefit of the parties hereto and their respective successors and assigns; no other person, firm, entity or corporation shall have any right, benefit or interest under this agreement.

     6. This agreement may be signed in counterparts, each of which shall be an original and all of which taken together constitute one amendment. In making proof of this agreement, it shall not be necessary to produce or account for more than one counterpart signed by the party to be charged.

     7. This agreement sets forth the entire agreement and understanding of the parties with respect to the matters set forth herein. This agreement cannot be changed, modified, amended or terminated except in writing executed by the part to be charged.

                                        Very truly yours,

                                        BNY FINANCIAL CORPORATION


                                        By:  /s/ Wayne Miller
                                             ---------------------------
                                             Vice President

ACKNOWLEDGED AND AGREED:

SIGNAL APPAREL COMPANY, INC.

/s/  Howard Weinberg
---------------------------------
By:    Howard Weinberg
Title: Chief Financial Officer